SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2007

GRILL CONCEPTS, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11661 San Vicente Blvd., Suite 404

Los Angeles, California 90049

(Address of Principal Executive Offices)(Zip Code)

310-820-5559

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 31, 2007, Robert Fell, a nominee for election as a director, notified Grill Concepts, Inc. (the “Company”) that he was withdrawing his name as a nominee for election as a director at the Company’s scheduled June 20, 2007 shareholders meeting. Mr. Fell is not presently a director of the Company. The Company’s board intends to seek a substitute nominee to replace Mr. Fell and to vote any proxies received in connection with the shareholders meeting for such substitute nominee. If a substitute nominee is not selected prior to the shareholders meeting, the board intends to follow its normal procedure for filing board vacancies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.
Dated: June 4, 2007
	By:	/s/ Philip Gay
Philip Gay
President and Chief Executive Officer

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